ADDENDUM TO THE

ASSET PURCHASE AND SHARE EXCHANGE AGREEMENT
(The “Agreement”)
Dated the 12th day of December, 2009.

BETWEEN:

VELOCITY RESOURCES CANADA LTD. a Company incorporated pursuant to the laws of the Province of Alberta, whose address is Suite 201, 17412 105 Ave. Edmonton, Alberta T5S 1G4

(Hereinafter “VRCL”) OF THE FIRST PART

AND:

Golden Global Corp. a Corporation to be registered in the State of Nevada whose immediate address is Suite 2806, 505-6th Street SW, Calgary, Alberta, T2P 1X5.

(Hereinafter “GLOBAL”) OF THE SECOND PART

WHEREAS:

A.	Global has established a wholly owned Canadian subsidiary named “Golden Global Mining Corporation”, registered in the Province of Alberta;

B.	Both VRCL and Golden agree to add to or amend the Agreement as follows:

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual covenants and agreements contained herein, the parties covenant and agreements contained herein, the parties covenant and agree each with the other as follows:

1)	The Assets in Schedule “A” shall be transferred to Golden Global Mining Corporation.

2)	The transaction value for the Equipment shall be $173,841 CAD. The transaction value for the two mining properties shall be $1 CAD each for a total of $173,843 CAD.

3)	In consideration, Global agrees to issue 18,000,000 shares of Global to VRCL or its nominees.

Dated this 12th day of December, 2009

/s/ John Hope	/s/ Tony Wong
VRCL	GLOBAL